FIRST AMENDMENT TO BUSINESS LEASE AGREEMENT

THIS FIRST AMENDMENT TO BUSINESS LEASE AGREEMENT (this "First Amendment") is made and entered into this 28 day of ~~September~~ October 2021 (the "Effective Date"), by and between BAUMWALD HOLDINGS, LLC, ("Landlord"), and FLORIDA PRECISION AEROSPACE, INC., ("Tenant"). Landlord and Tenant may sometimes be collectively as the "Parties."

WITNESSETH:

WHEREAS, Landlord and Tenant are parties to that certain Business Lease Agreement dated December 14, 2018 (the "Lease"), covering those certain premises containing approximately 8,966 square feet of space located at 821/823 N.W. 57th Place, Fort Lauderdale, Florida 33309 (the "Existing Premises"); and

WHEREAS, the Lease contained one option to renew for a period of three years, and Landlord and Tenant have now agreed exercise that renewal option and extend the term and further modify the Lease in accordance with the terms and provisions of this First Amendment.

NOW THEREFORE, in consideration of the mutual agreements and conditions set forth herein, and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are all hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Defined Terms. Except as otherwise specifically provided herein, all terms defined in the Lease and delineated herein by initial capital letters shall have the same meaning herein as are ascribed to such terms in the Lease.

2. Lease Term. Effective as of November 1, 2021, the lease term is hereby amended to extend to October 31, 2024.

   For the avoidance of doubt, the Parties agree that this First Amendment represents the exercise of the renewal option set forth in the Lease, and that no further renewal options shall remain upon the expiration of this amended lease term.

3. Annual Rent. Effective as of November 1, 2021, base rent shall be as follows:

Time Period	Monthly Installment of Base Rent	Annual Base Rent	Annual Increase
11/1/2021 - 10/31/2022	$ 4,983.92	$ 59,807.04	3.00%
11/1/2022 - 10/31/2023	$ 5,133.44	$ 61,601.25	3.00%
11/1/2023 - 10/31/2024	$ 5,287.44	$ 63,449.29	3.00%

   Tenant shall remain obligated to pay Tenant's proportionate share of expenses and taxes, and all items representing Additional Rent, during the entire term of this Lease.

4. Effective of Amendment. Except as specifically modified by this First Amendment, all terms and conditions of the Lease shall remain in full force and effect. In the event of any inconsistency between the terms of the Lease and this First Amendment, the terms of this First Amendment shall

control and the terms of the lease shall be construed so as to be consistent therewith. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Time is of the essence of this First Amendment.

5. Counterparts. This first Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which, collectively, shall be one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

Tenant:

[signature] 10/28/21

John DiBella, President Date
Florida Precision Aerospace, Inc.

Landlord:

[signature] 10/29/21

Stanley Baumwald, Manager Date
Baumwald Holdings, LLC